UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 23, 2009
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1115 Orlando Avenue
Roseville, California 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
(916) 746-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Private Placement
          On September 23, 2009, Solar Power, Inc. (“Solar Power” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) in connection with a private placement of its securities to certain institutional and accredited investors for aggregate gross proceeds of approximately $12,077,000, before placement agent fees and offering expenses of approximately $845,390. Pursuant to the Purchase Agreement, the purchasers purchased an aggregate of 12,077,000 shares of Common Stock of the Company (“Common Shares”) at a price of $1.00 per share. Deutsche Bank Securities Inc. (“DBSI”) served as the exclusive placement agent for the transaction.
     Concurrent with the Purchase Agreement, the Company and purchasers entered into a Registration Rights Agreement (“Registration Agreement”) pursuant to the Registration Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission within 30 days following the last closing of the sale of Common Shares, covering the resale of those shares by the purchasers. Each of the Company and the purchasers has agreed to indemnify the other party and certain affiliates against certain liability related to the registration statement.
          The foregoing summary of the terms and conditions of the Purchase Agreement and Registration Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Purchase Agreement, attached as Exhibit 10.1 hereto, and by reference to the full text of the Registration Agreement, attached as Exhibit 10.2 hereto, and which are hereby incorporated herein by reference.
Item 3.02 Recent Sales of Unregistered Securities
          See Item 1.01 above, which disclosures are incorporated herein by reference. The issuance of Common Shares was completed in accordance with the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each of the purchasers represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.
Item 7.01 Regulation FD Disclosure
          The Company presented to potential investors in the Company’s private placement, as described above in Item 1.01, a slide show presentation in connection with the Company’s operations and business. The presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
          The information in the preceding paragraph, as well as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references Section 7.01 of this Current Report on Form 8-K. All information in the presentation materials speak as of the date thereof and the Company does not assume any obligation to update said information in the future. In addition, the Company disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 7.01 of this report on Form 8-K.
Item 8.01 Other Events
          On September 23, 2009 Solar Power issued a press release announcing the Company’s private placement, as described above in Item 1.01. The full text of the press release is set forth as Exhibit 99.2 attached to this report.
Item 9.01 Financial Statements and Exhibits.
          (a) Exhibits.
10.1	Form of Securities Purchase Agreement, by and among Solar Power, Inc. and the purchasers named therein.

10.2	Form of Registration Rights Agreement, by and among Solar Power, Inc. and the purchasers named therein.

99.1	Presentation

99.2	Press Release

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: September 23, 2009	/s/ Alan M. Lefko
Alan M. Lefko
Vice President of Finance and Secretary

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